PROMISSORY NOTE

AMMENDMEMT AGREEMENT

ORIGINAL PROMISSORY NOTE AMOUNT: $600,000.00

ON JULY 16, 2014 THE PARTIES, IIM Global Corporation (hereinafter refer to as the “Borrower”), and Penn Investments Inc (hereafter refer to as the “Lender"), have agreed to extend the repayment due date of the Promissory Note for the Amount of $600,000 (Six Hundred Thousand) Dollars dated and executed on March 31, 2014 from September 30, 2014 to January 30, 2015.

All the other Terms and Conditions of the original Promissory Note remain in full force and in effect.

This Amendment Agreement and the original Promissory Note has been entered into and shall be performed in Seminole County, Florida, and shall be construed in accordance with the laws of Florida and any applicable federal statutes or regulations of the United States.  Any claims or disputes concerning this Amendment Agreement and the original Note shall, be adjudicated in Seminole County, Florida.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

 IIM Global Corporation

                                                  Penn Investments Inc

__/s/ David S. Jones ____________________

                           ___/s/ Douglas Solomon ____________

 Signed on behalf of IIM Global Corporation

Signed on behalf of Penn Investments Inc

 By David S. Jones, President & CEO.

By Douglas Solomon, President & CEO